Exhibit 24

POWER OF ATTORNEY

The undersigned director and/or officer of BUCA, a Minnesota corporation, does hereby make, constitute and appoint Richard Erstad and Kaye O’Leary, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of said Company to be issued in connection with the Omnibus Stock Plan, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each or any one of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned’s hand this 11th day of August, 2006.

Signature	Title

/s/ Wallace B. Doolin Wallace B. Doolin	Chairman of the Board of Directors, President and Chief Executive Officer

/s/ Dennis J. Goetz Dennis J. Goetz	Chief Accounting Officer

/s/ Sid Feltenstein Sid Feltenstein	Director

/s/ James T. Stamas James T. Stamas	Director

/s/ John P. Whaley John P. Whaley	Director

/s/ Fritzi G. Woods Fritzi G. Woods	Director

/s/ Paul J. Zepf Paul J. Zepf	Director